Exhibit 99.3

ALAMO GROUP INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On October 22, 2009, Alamo Group Inc., a Delaware corporation, (“Alamo Group”) acquired the majority of the assets and assumed certain liabilities of Bush Hog, LLC a Delaware limited liability company (“Bush Hog”).  The purchase included substantially all of the ongoing business of Bush Hog, including the Bush Hog brand name and all related product names and trademarks (the “Acquisition”) pursuant to the terms of an Asset Purchase Agreement dated September 4, 2009 (the “Agreement”).  The Agreement was made and entered into by and among Alamo Group, Alamo Acquisition, Inc., Bush Hog and CC Industries, Inc.  The purchase price consideration was 1.7 million unregistered shares of Alamo Group common stock which represented approximately 14.5% of the outstanding stock of Alamo Group.  The closing price on October 22, 2009 was $16.09 per share.

Effective October 22, 2009, Alamo Acquisition, Inc. changed its corporate name to Bush Hog, Inc.

At the time of completion of the Acquisition, Alamo Group and Bush Hog had the same fiscal year ends.  Accordingly, the following unaudited pro forma condensed consolidated balance sheet is based upon Alamo Group’s and Bush Hog’s historical unaudited balance sheets as of June 30, 2009, giving effect to the Acquisition of Bush Hog by Alamo Group on October 22, 2009, as if it had been completed on June 30, 2009.  The following unaudited pro forma condensed consolidated statement of operations for the fiscal year ended December 31, 2008 combines Alamo Group’s historical audited consolidated statement of operations with Bush Hog’s historical audited statement of operations giving effect to the Acquisition as if it had occurred on January 1, 2008.  The following unaudited pro forma condensed consolidated statement of operations for the six months ended June 30,2009, combine the historical consolidated statements of operations of Alamo Group for the six months ended June 30, 2009, and Bush Hog for the six months ended June 30, 2009 giving effect to the Acquisition as if it had occurred on January 1, 2008.  The historical financial statements of Bush Hog have been adjusted to reflect certain reclassifications to conform to Alamo Group’s financial statement presentation.

The unaudited pro forma condensed consolidated financial statements have been developed from and should be read in conjunction with Alamo Groups’ historical consolidated financial statements and accompanying notes contained in Alamo Group’s Annual Report on Form 10-K for its fiscal year ended December 31, 2008 filed on March 11,2009 and Quarterly Report on Form 10-Q for its quarter ended June 30, 2009 filed on August 10, 2009 and Bush Hog’s historical audited financial statements and accompanying notes for its fiscal year ended December 31, 2008 and the unaudited historical condensed financial statements as of and for the six months ended June 30, 2009, which are included in Exhibit 99.1 and 99.2, respectively.

These unaudited pro forma condensed consolidated financial statements are prepared by management for informational purposes only in accordance with Article 11 of Regulation S-X and are not necessarily indicative of future results or of actual results that would have been achieved had the Acquisition been consummated as of the dates presented, and should not be taken as representative of future consolidated results of operations or financial position of Alamo Group.  The unaudited pro forma condensed consolidated financial statements do not reflect any operating efficiencies and/or cost savings that Alamo Group may achieve, or any additional expenses that it may incur, with respect to the consolidated companies. Because the selected unaudited pro forma condensed consolidated financial information is based on Bush Hog’s operating results during the period when Bush Hog was not under the control, influence or management of Alamo Group, the information presented may not be indicative of the results for the year ended December 31, 2008 and for the six months ended June 30, 2009, that would have actually occurred had the Acquisition been consummated as of January 1, 2008, nor is it indicative of our future financial or operating results of the consolidated entity.

The Acquisition has been accounted for in accordance with ASC Topic 805 Business Combinations (“ASC Topic 805”).  Accordingly, the total purchase price has been allocated on a preliminary basis to assets acquired and net liabilities assumed in connection with the Acquisition based on their estimated fair values as of the completion of the Acquisition.  These allocations reflect various preliminary estimates that were available at the time of the preparation of this Current Report on Form 8-K/A, and are subject to change during the purchase price allocation period (generally one year from the acquisition date) as valuations are finalized.

Substantially all the assets of Bush Hog were purchased by Alamo Group other than certain assets unrelated to the ongoing business pursuant to the terms of the Agreement.  Certain pro forma adjustments have been included in the unaudited pro forma condensed consolidated financial statements to exclude those assets and liabilities that were not purchased by Alamo Group.

ALAMO GROUP INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2009 (in thousands)

	Historical
	Alamo Group Inc.	Bush Hog, LLC
	June 30, 2009	June 30, 2009	Pro forma Adjustments		Pro forma Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$6,074	$12,150	$(13,209)	(a),(d)	$5,015
Accounts receivable, net	124,733	68,619	(34,310)	(b)	159,042
Inventories, net	125,114	20,478	43	(e)	145,635
Deferred income taxes	2,646	—	(2,646)	(c)	—
Prepaid expenses	3,108	998	—		4,106

Total current assets	261,675	102,245	(50,122)		313,798

Property and equipment, net	60,362	22,891	(8,486)	(a)	74,767
Goodwill	48,696	—	—		48,696
Intangible assets	3,942	—	1,900	(f)	5,842
Deferred income taxes	2,463	—	—		2,463
Assets held for sale	426	—	—		426
Other assets	1,309	—	—		1,309

Total assets	$378,873	$125,136	$(56,708)		$447,301

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$45,308	$19,923	$(6,140)	(a)	$59,091
Income taxes payable	1,971	—	—		1,971
Deferred income taxes	—	—	930		930
Accrued liabilities	28,755	11,942	(7,922)	(a)	32,775
Related party debt	—	2,010	(2,010)	(a)	—
Current maturities of long-term debt	3,913	202	—		4,115

Total current liabilities	79,947	34,077	(15,142)		98,882

Long-term debt, net of current maturities	91,257	24	(24)	(a)	91,257
Pension liability	8,651	—	—		8,651
Related party debt	—	8,040	(8,040)	(a)	—
Other long-term liabilities	4,422	9,184	(9,184)	(a)	4,422
Deferred income taxes	940	—	6,196	(c)	6,901

Total liabilities	185,217	51,325	(26,194)		210,348

Stockholders’ equity
Common stock	1,005	—	170	(g)	1,175
Additional paid-in capital	56,724	—	27,183	(g)	83,907
Members Equity	—	236,521	(236,521)	(h)	—
Treasury stock at cost	(426)	—	—		(426)
Retained earnings (deficit)	135,405	(162,710)	178,654	(h),(i),(d)	151,349
Accumulated other comprehensive income	948	—	—		948

Total stockholders’ equity	193,656	73,811	(30,514)		236,953

Total liabilities and stockholders’ equity	$378,873	$125,136	$(56,708)		$447,301

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

ALAMO GROUP INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2009 (in thousands, except per share data)

	Historical
	Alamo Group Inc.	Bush Hog, LLC
	June 30, 2009	June 30, 2009	Pro forma Adjustments		Pro forma Consolidated
Net Sales	$223,386	$56,211	$(2,704)	(j)	$276,893
Cost of sales	177,330	51,935	(1,377)	(j),(n)	227,888

Gross profit	46,056	4,276	(1,327)		49,005

Operating expenses
Selling, general, and administrative	37,495	12,085	(429)	(j),(n)	49,151

Total operating expenses	37,495	12,085	(429)		49,151

Income (loss) from operations	8,561	(7,809)	(898)		(146)

Interest expense	(2,243)	(305)	(1,463)	(l)	(4,011)
Interest income	322	346	—		668
Other income (expense), net	(4)	10	—		6

Income (loss) from continuing operations	6,636	(7,758)	(2,361)		(3,483)
Income tax provision (benefit)	2,101	—	(3,845)	(m)	(1,744)
Net income (loss)	$4,535	$(7,758)	$1,484		$(1,739)

Net income (loss) per share-Basic	$0.46				$(0.15)
Net income (loss) per share-Diluted	$0.45				$(0.15)

Shares used in per share calculation-Basic	9,958				11,658

Shares used in per share calculation-Diluted	9,975				11,658

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

ALAMO GROUP INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2008 (in thousands, except per share data)

	Historical
	Alamo Group Inc	Bush Hog, LLC
	December 31 2008	December 31, 2008	Pro forma Adjustments		Pro forma Consolidated
Net Sales	$557,135	$160,095	$(8,818)	(j)	$708,412
Cost of sales	447,721	175,538	(16,913)	(j),(n)	606,346

Gross profit	109,414	(15,443)	8,095		102,066

Operating expenses
Selling, general, and administrative	83,059	27,199	(2,567)	(j),(n)	107,691
Restructuring expense and other, net	5,010	19,261	(19,261)	(k)	5,010

Total operating expenses	88,069	46,460	(21,828)		112,701

Income (loss) from operations	21,345	(61,903)	29,923		(10,635)

Interest expense	(7,450)	(2,475)	(961)	(l)	(10,886)
Interest income	1,818	252	—		2,070
Other income (expense), net	1,513	51	—		1,564

Income (loss) from continuing operations	17,226	(64,075)	28,962		(17,887)
Income tax provision (benefit)	6,227	—	(13,343)	(m)	(7,116)

Net income ( loss)	$10,999	$(64,075)	$42,305		$(10,771)

Net income ( loss) per share-Basic	$1.12				$(0.93)

Net income ( loss) per share-Diluted	$1.11				$(0.93)

Shares used in per share calculation-Basic	9,847				11,547

Shares used in per share calculation-Diluted	9,950				11,547

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

ALAMO GROUP INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial information was prepared based on the historical financial statements of Alamo Group and Bush Hog.  Certain reclassifications have been made to conform Bush Hog’s historical results to Alamo Group’s presentation.

The Acquisition has been accounted for in accordance with ASC Topic 805, which Alamo Group adopted on January 1, 2009 and uses the fair value concepts defined in ASC Topic 820, Fair Value Measurements.  ASC Topic 805 requires, among other things, that most assets acquired and liabilities assumed in an acquisition be recognized at their fair values as of the acquisition date and requires that fair value be measured based on the principles in ASC Topic 820.  ASC Topic 820 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. ASC Topic 820 also requires that a fair value measurement reflects the assumptions market participants would use in pricing an asset or liability based on the best information available.

Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under the acquisition method of accounting, the assets acquired and liabilities assumed were recorded as of the completion of the merger, primarily at their respective fair values and added to those of Alamo Group.

Under ASC Topic 805, acquisition-related transaction costs (i.e., advisory, legal, valuation, and other professional fees) are not included as a component of consideration transferred, but are accounted for as expenses in the periods in which the costs are incurred.  Total acquisition-related transaction costs expected to be incurred by Alamo Group during the year ended December 31, 2009 are estimated to be approximately $1.1 million and are reflected in the balance sheets of these unaudited pro forma condensed consolidated financial statements.

2. Accounting Policies

Alamo Group reviewed both Alamo Group and Bush Hog’s accounting policies and did not identify any significant differences.  As a result, the unaudited pro forma condensed consolidated financial statements do not assume any differences in accounting policies.

3. Estimate of Assets Acquired and Liabilities Assumed

We have made a preliminary purchase price allocation of the acquired assets and liabilities at their respective fair values in accordance with ASC Topic 805. In accordance with ASC Topic 805, any excess of fair value of acquired net assets over the acquisition consideration results in a gain on bargain purchase. Prior to recording a gain, the acquiring entity must reassess whether all acquired assets and assumed liabilities have been identified and recognized and perform re-measurements to verify that the consideration paid, assets acquired, and liabilities assumed have been properly valued. The Company has not completed these re-measurements because the fair value estimates in these pro-forma financials are only preliminary. The final gain on bargain purchase and allocation thereof may change significantly from these estimates.

The accounting for fair value of the net assets acquired was approximately $51.2 million, which exceeds the preliminary estimated purchase price of $27.4 million.  Accordingly, the Company will recognize the excess of the fair value of the net assets over the purchase price of approximately $23.8 million as a gain in the Company’s statement of operations at December 31, 2009.  The following is a preliminary estimate of the assets acquired and the liabilities assumed, reconciled to the gain on Acquisition (in thousands):

Accounts receivable, net	$22,416
Inventory	21,875
Prepaid expenses	395
Property, plant & equipment	12,852
Other liabilities assumed	(8,280)

Net assets assumed	49,258
Intangible assets, net
Bush Hog trade name (i)	1,900
Total assets assumed	51,158

Less: Preliminary estimated fair value of 1.7 million unregistered shares	27,353
Gain on Acquisition	$23,805

(i)	The intangible asset relates to the appraised value of the Bush Hog name at closing and has an indefinite life.

4. Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed consolidated financial statements are as follows ($ in thousands):

(a)	To reflect Bush Hog’s assets and liabilities that were excluded from the Acquisition (i.e., assets and liabilities unrelated to the ongoing business).

Balance as of June 30, 2009
Cash and cash equivalents	$12,150
Property, plant & equipment	8,486
Accounts payable	(6,140)
Accrued liabilities	(7,922)
Related party debt	(2,010)
Deferred pension liabilities	(24)
Related party debt long-term	(8,040)
Other long term liabilities	(9,184)

Net liabilities not assumed	$(12,684)

(b)	To record 50% ($ 34,310) of the accounts receivable due to seller upon future collections.
(c)	To record deferred taxes.
(d)	To record $1,059 acquisition costs.
(e)

To adjust acquired inventory to preliminary estimated fair value of $ 20,521.  Adjustments were made for the elimination of the existing LIFO reserve $ 8,883, to write-down of inventory to estimated fair value ($ 1,268) and to write-down for slow moving and non-compatible inventory ($ 7,572).

(f)	To record the preliminary estimated fair value of the intangible asset relating to the Bush Hog name.
(g)	To record the issuance of the 1.7 million shares of unregistered Alamo Group stock at preliminary estimated fair value on the date of the closing.
(h)	To reflect the following adjustments to stockholders’ equity.
The elimination of Members’ equity	$236,521
The elimination of Bush Hog’s historical Accumulated Retained earnings (deficit)	(162,710)
Total	$73,811

(i)	To record bargain purchase price gain.
(j)	To exclude UTV product line not acquired at acquisition.
(k)	To exclude asset write-downs and other restructuring costs related to product line not acquired at acquisition.
(l)	Reflects the increase in interest expense fees resulting from the amended loan facility in conjunction with the amendment of our existing credit facility to allow for the Bush Hog acquisition.

	For the Six Months Ended June 30, 2009	For the Year Ended December 31, 2008

Increase related to interest expense on the amended agreement	$1,275	$586
Pro forma amortization of deferred financing fees	188	375
Pro forma total interest expense	$1,463	$961

We assumed a 6.6% interest rate on the amended and restated credit facility for calculating the pro forma interest expense. As of June 30, 2009, a change of 1% in the interest rate would result in an approximate change in the interest expense of $ 950 for the year ended December 31, 2008. The deferred financing fees are amortized using the effective interest method over the period until the facility matures.

(m)	Reflects the tax effects of the pro-forma adjustments.
(n)	The following records the difference in depreciation of the preliminary fair value and the historical amount of property and equipment.

	For the Six Months Ended June 30, 2009	For the Year Ended December 31, 2008
Cost of sales	$73	$147
Selling, general and administrative	9	18

Decrease in depreciation expense due to fair value adjustments	$82	$165

5. Earnings per Share

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed consolidated statement of operations are based upon the weighted-average number of Alamo Group common shares outstanding including the 1.7 million unregistered shares.